UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) : March 29, 2001

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                      0-27148                  13-3690261
  ---------------------        ----------------------          ----------
(State of other jurisdiction (Commission File Number)        (IRS Employer
    of incorporation)                                    Identification Number)

                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 544-0155

ITEM 5.  Other Events

     On or about March 29, 2001, the Company consummated a sale of 5,000 additional shares of its authorized, but unissued, Series F Preferred Stock to Halpern Denny III, L.P. ("Halpern Denny") in exchange for the sum of $5,000,000. Pursuant to the terms of the Second Series F Preferred Stock and Warrant Purchase Agreement (the "Second Purchase Agreement") with Halpern Denny, dated March 29, 2001, a copy of which is annexed hereto as Exhibit 99.1, the Company also sold Halpern Denny a warrant to purchase 2,121,028 shares of the Company's common stock at a price per share of $.01 (subject to adjustment as provided in the warrant). The form of warrant issued to Halpern Denny is substantially the same as the form of warrant issued to Halpern Denny pursuant to the Company's January 2001 financing and is annexed hereto as Exhibit 99.2. The rights, preferences and designations of the Series F Preferred Stock are set forth in an Amended Certificate of Designation, Rights and Preferences of Series F Preferred Stock (the "Amended Certificate of Designation") and are the same as the rights, preferences and designations of the Series F Preferred Stock created in January 2001 and described in the Company's Report on Form 8-K as filed with the Securities and Exchange Commission on February 1, 2001. A copy of the Amended Certificate of Designation is annexed hereto as Exhibit 99.3.

     In connection with the execution and delivery of the Second Purchase Agreement, each of BET Associates, L.P. ("BET") and Brookwood New World Investors, LLC ("Brookwood") waived preemptive rights they may have had concerning the issuance of additional shares of Series F Preferred Stock under the Second Purchase Agreement and consented to the filing of the Amended
Certificate of Designation which increased a number of shares of Series F Preferred Stock the Company is authorized to issue from 65,000 shares to 73,000 shares.

     The Second Purchase Agreement provides that for so long as the Series F Preferred Stock has not been redeemed for cash (including payment of the Notes, if any), or until there is a combination between the Company and Einstein and a redemption of the Series F Preferred Stock, including delivery of the Notes (but not payment of the same), Halpern Denny shall receive additional warrants equal to .375% of the fully diluted common stock of the Company (excepting certain options and warrants) on March 29, 2002 and on each succeeding June 30 and December 31. This warrant has a term of five years. The warrant further provides that it would be exercisable for additional shares under certain events, as set forth in the warrant.

     In connection with the Second Series F Purchase Agreement, the parties amended the form of note (the "Note") to be issued to the holders of Series F Preferred Stock upon a redemption of their shares to refer to their agreement with the Company's secured lender concerning subordination of their interests to the secured lender's interests. A copy of the amended Note is annexed hereto as
Exhibit 99.4. As a consequence of the amendment to the Note, the Company amended its January 2001 Exchange Agreement with BET and Brookwood and the January 2001 Purchase Agreement with Halpern Denny to reflect the new form of Note. Copies of these amendments are annexed hereto respectively as Exhibits 99.5 and 99.6. In addition, the Company, BET, Brookwood and Halpern Denny entered into amendments to each of the Stockholders Agreement and Amended and Restated Registration Rights Agreement executed in connection with the January 2001 financing to conform certain defined terms therein to include the additional securities issued pursuant to the Second Purchase Agreement. Copies of the Amendment No. 1 to Stockholders Agreement and Amendment No. 1 to Amended and Restated Registration Rights Agreement are annexed hereto as Exhibits 99.7 and 99.8, respectively.


ITEM 7.  Exhibits

         The following Exhibits are hereby filed with this Form 8-K.

Exhibit
-------

99.1 Second Series F Preferred Stock and Warrant Purchase Agreement dated as of March 29, 2001, by and between the Company and Halpern Denny.

99.2     Form of Common Stock Purchase Warrant issued to Halpern Denny.

99.3 Amended Certificate of Designation, Preferences and Rights of Series F Preferred Stock as filed with the Delaware Secretary of State on March 29, 2001.

99.4     Form of Note issuable to Halpern Denny, BET and Brookwood.

99.5 Amendment No. 1 to Exchange Agreement dated as of January 18, 2001, by and among the Company, BET and Brookwood.

99.6 Amendment No. 1 to Series F Preferred Stock and Warrant Purchase Agreement dated as of January 18, 2001, by and between the Company and Halpern Denny.

99.7 Amendment No. 1 to Stockholders Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood.

99.8     Amendment  No. 1 to Amended  and  Restated  Registration  Rights
         Agreement dated as of January 18, 2001, by and among the Company, Halpern Denny, BET and Brookwood.



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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     NEW WORLD COFFEE -
                                                     MANHATTAN BAGEL, INC.


Dated:  April 12, 2001                     By:      /s/ Jerold E. Novack
                                                    ---------------------
                                                    JEROLD E. NOVACK
                                                    Chief Financial Officer